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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT, INC. LOGO]                      130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Wednesday, January 28, 2004



             LAKES ENTERTAINMENT, INC. ANNOUNCES SALE OF RANCH LAND


MINNEAPOLIS, JANUARY 28, 2004 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") announced today that the sale of the 2022 Ranch land located near San Diego has been completed. Approximately 1,978 acres was sold to the Riverside Land Conservancy, a California non-profit public benefit corporation.

Lakes received cash in the amount of approximately $1,370,000 after payment of the existing land loan and related closing costs and after sharing 50% of the sale proceeds with its joint venture partner, Land Baron West LLC. An agreement is also in place to sell the remaining approximately 44 acres within the next thirty days for approximately $700,000. The proceeds from that sale will be divided equally between Lakes and Land Baron West.

Lyle Berman, Chairman and CEO of Lakes stated, "This land represents a non-core asset of the company. The sale of the land provides additional cash to Lakes, which can be used for the development of its Native American owned casino projects. "

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".

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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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